Exhibit 10.1

Share Exchange and Investment Agreement

THIS SHARE EXCHANGE AND INVESTMENT AGREEMENT (this “Agreement”) is made and entered into as of July 29, 2026 (the “Effective Date”), by and among:

1. Global Mofy AI Limited, a company incorporated under the laws of the Cayman Islands, with its registered address at 3-212 Governors Square 23 Lime Tree Bay Avenue P.O. Box 30746, Seven Mile Beach Grand Cayman KY1-1203, Cayman Islands, and whose shares are listed on the Nasdaq Stock Market (the “Buyer” or “GMM”);

2. Beijing Global Mofy Technology Co., Ltd., a limited liability company organized under the laws of the People’s Republic of China (the “PRC” or “China”), with its registered address at , Room 268, 2nd Floor, Building 9, Courtyard 9, South Linhe Avenue, Renhe Town, Shunyi District, Beijing, PRC (“Buyer’s Affiliate”);

3. Aut Wind Investment Limited, a company incorporated under the laws of the British Virgin Islands (“BVI”), with its registered address at Start Chambers, Wickham’s Cay II, P. O. Box 2221,Road Town, Tortola, BVI (“Seller 1”);

4. Vast Star Investment Limited, a company incorporated under the laws of the BVI, with its registered address at Start Chambers, Wickham’s Cay II, P. O. Box 2221,Road Town, Tortola, BVI (“Seller 2”);

5. Cobalt Fields Group Limited, a company incorporated under the laws of the BVI, with its registered address at Start Chambers, Wickham’s Cay II, P. O. Box 2221,Road Town, Tortola, BVI (“Seller 3”);

6. Quasar Grove Limited, a company incorporated under the laws of the BVI, with its registered address at Start Chambers, Wickham’s Cay II, P. O. Box 2221,Road Town, Tortola, BVI (“Seller 4”);

7. Stella Arc Holdings Limited, a company incorporated under the laws of the BVI, with its registered address at Start Chambers, Wickham’s Cay II, P. O. Box 2221,Road Town, Tortolal, BVI (“Seller 5”);

(Seller 1, Seller 2, Seller 3, Seller 4 and Seller 5 are collectively referred to as the “Sellers” and each a “Seller”);

8. Star Touch AI Limited, a company incorporated under the laws of the Cayman Islands, with its registered address at Suite #4-210, Governors Square, 23 Lime Tree Bay Avenue, PO Box 32311,Grand Cayman KY1-1209, Cayman Islands (“Star Touch Cayman”);

9. Star Touch Hong Kong Technology Co., Limited, a company incorporated under the laws of Hong Kong Special Administrative Region of the PRC, with its registered address at WORKSHOP 60, 3/F BLOCK A EASTSUN INDUSTRIAL CENTRE NO 16SHING YIP STREET KWUNTONG, Hong Kong (“Star Touch HK”); and

10. 智星触控（北京）科技有限公司 (Star Touch (Beijing) Technology Co., Ltd.), a limited liability company organized under the laws of the PRC, with its registered address at Room 503, 5th Floor, Building 9, Yard 6, Tiexi Road, Miyun District, Beijing, PRC (the “Target Company” or “Company”).

The Buyer, Buyer’s Affiliate, the Sellers, Star Touch Cayman, Star Touch HK and the Target Company are each referred to herein as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, the Target Company is a limited liability company duly established and validly existing under the laws of the PRC, with a registered capital of RMB 10,000,000, and is engaged in the business of intelligent systems business and provides industry-oriented AI solutions, empowering industrial digital transformation via technological capabilities.;

WHEREAS, as of the date hereof, the equity interests of the Target Company are held by the following individuals (the “Individual Shareholders”) in the following proportions:

Name of Individual Shareholder	Equity Interest in Target Company
Shan Qiufeng	25%
Ji Gaopeng	18%
Zhang Guanglian	20%
Wang Peng	19%
Gong Xiaowei	18%
Total	100%

WHEREAS, each Individual Shareholder is the sole beneficial owner of 100% of the issued and outstanding shares of the corresponding Seller as follows:

Individual Shareholder	Corresponding Seller	Ownership Percentage
Shan Qiufeng	Seller 1 (Aut Wind Investment Limited)	100%
Ji Gaopeng	Seller 2 (Vast Star Investment Limited)	100%
Zhang Guanglian	Seller 3 (Cobalt Fields Group Limited)	100%
Wang Peng	Seller 4 (Quasar Grove Limited)	100%
Gong Xiaowei	Seller 5 (Stella Arc Holdings Limited)	100%

WHEREAS, the Sellers collectively hold 100% of the issued and outstanding shares of Star Touch Cayman, and Star Touch Cayman holds 100% of the issued and outstanding shares of Star Touch HK;

WHEREAS, the Buyer is a company whose Class A ordinary shares are listed on the Nasdaq Stock Market under the ticker symbol “GMM”;

WHEREAS, the Parties desire to effect a share exchange transaction (the “Transaction”) pursuant to which: (i) the Buyer shall issue and allot to the Sellers an aggregate of 2,500,000 Class A ordinary shares of the Buyer (the “Consideration Shares”) in the proportions set forth herein; and (ii) in consideration therefor, the Individual Shareholders shall transfer to Buyer’s Affiliate an aggregate of 2% of the equity interests in the Target Company (the “Transferred Equity Interests”), in each case on the terms and subject to the conditions set forth in this Agreement;

WHEREAS, given that each Individual Shareholder is the sole beneficial owner of the corresponding Seller, the Parties acknowledge and agree that the issuance of Consideration Shares to the Sellers shall constitute full and complete consideration for the transfer of the Transferred Equity Interests by the Individual Shareholders, and no additional cash payment or share issuance shall be made to the Individual Shareholders in their capacity as shareholders of the Target Company;

WHEREAS, the Target Company has a valuation of USD 100,000,000 (One Hundred Million United States Dollars) as supported by a valuation report issued by an independent third-party valuation firm;

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I

DEFINITIONS

1.1 Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

●	“Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with such Person.

●	“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York, Hong Kong or Beijing are authorized or required by law to close.

●	“Closing” means the consummation of the transactions contemplated by this Agreement.

●	“Closing Date” means the date on which the Closing occurs.

●	“Securities Act” means the U.S. Securities Act of 1933, as amended.

●	“Consideration Shares” has the meaning set forth in the Recitals.

●	“Equity Interests” means all equity, ownership or similar interests in any Person, including shares of capital stock, partnership interests, membership interests and other similar interests.

●	“Governmental Authority” means any national, federal, state, provincial, municipal, local or other government, governmental or regulatory authority, agency, commission, court, tribunal or other governmental or quasi-governmental body, or any political subdivision thereof.

●	“Individual Shareholders” has the meaning set forth in the Recitals.

●	“Knowledge” means, with respect to any Person, the actual knowledge of such Person after reasonable inquiry.

●	“Liens” means any lien, pledge, hypothecation, mortgage, security interest, encumbrance, claim, easement, restriction, charge or other similar limitation of any kind.

●	“Material Adverse Effect” means any event, change, occurrence, condition or effect that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on the business, assets, liabilities, financial condition, results of operations or prospects of the Target Company and its subsidiaries, taken as a whole.

●	“Nasdaq” means the Nasdaq Stock Market LLC.

●	“Person” means any individual, corporation, partnership, limited liability company, trust, unincorporated organization, Governmental Authority or other entity.

●	“PRC” means the People’s Republic of China, excluding, for purposes of this Agreement, Hong Kong, Macau and Taiwan.

●	“Registration Statement” has the meaning set forth in Article VI.

●	“SEC” means the United States Securities and Exchange Commission.

●	“Sellers” has the meaning set forth in the preamble.

●	“Target Company” has the meaning set forth in the preamble.

●	“Transferred Equity Interests” has the meaning set forth in the Recitals.

ARTICLE II

SHARE EXCHANGE

2.1 Issuance of Consideration Shares. Subject to the terms and conditions of this Agreement, at the Closing, the Buyer shall issue and allot to each Seller, free and clear of all Liens (other than restrictions on transfer arising under applicable securities laws), the number of Class A ordinary shares of the Buyer set forth opposite such Seller’s name below:

Seller	Number of Class A Ordinary Shares	Percentage of Total Consideration Shares
Seller 1 (Aut Wind Investment Limited)	820,000	32.8%
Seller 2 (Vast Star Investment Limited)	420,000	16.8%
Seller 3 (Cobalt Fields Group Limited)	420,000	16.8%
Seller 4 (Quasar Grove Limited)	420,000	16.8%
Seller 5 (Stella Arc Holdings Limited)	420,000	16.8%
Total	2,500,000	100%

2.2 Per Share Price. The Parties acknowledge and agree that the issuance price per Consideration Share shall be USD 0.80 (Eighty Cents United States Dollars), and the aggregate value of the Consideration Shares shall be USD 2,000,000 (Two Million United States Dollars), representing 2% of the Target Company’s post-Closing equity value based on a post-money valuation of USD 100,000,000.

2.3 Transfer of Transferred Equity Interests. Subject to the terms and conditions of this Agreement, at the Closing, each Individual Shareholder shall transfer, assign and deliver to Buyer’s Affiliate, free and clear of all Liens, the percentage of equity interests in the Target Company set forth opposite such Individual Shareholder’s name below:

Individual Shareholder	Percentage of Equity Interests to be Transferred
Shan Qiufeng	0.656% (i.e., 2% × 32.8%)
Ji Gaopeng	0.336% (i.e., 2% × 16.8%)
Zhang Guanglian	0.336% (i.e., 2% × 16.8%)
Wang Peng	0.336% (i.e., 2% × 16.8%)
Gong Xiaowei	0.336% (i.e., 2% × 16.8%)
Total	2%

2.4 No Additional Consideration. The Parties acknowledge and agree that:

a)	each Individual Shareholder is the sole beneficial owner of 100% of the equity interests of the corresponding Seller;

b)	the issuance of the Consideration Shares to the Sellers shall constitute full, complete and sufficient consideration for the transfer of the Transferred Equity Interests by the Individual Shareholders; and

c)	neither the Buyer nor Buyer’s Affiliate shall be required to make any additional cash payment, share issuance or other consideration to the Individual Shareholders in their capacity as shareholders of the Target Company.

ARTICLE III

CLOSING

3.1 Closing. The Closing shall take place remotely via the exchange of documents and signatures on the date that is the third (3rd) Business Day after the satisfaction or waiver of the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions), or at such other time and place as the Buyer and the Sellers may mutually agree in writing.

3.2 Closing Deliveries by the Sellers and the Target Company. At the Closing:

a)	each Individual Shareholder shall execute and deliver to Buyer’s Affiliate an equity transfer agreement in form and substance reasonably satisfactory to the Buyer, evidencing the transfer of such Individual Shareholder’s Transferred Equity Interests to Buyer’s Affiliate;

b)	the Target Company shall update its register of members to reflect Buyer’s Affiliate as the holder of the Transferred Equity Interests;

c)	the Target Company shall issue a new capital contribution certificate to Buyer’s Affiliate evidencing its ownership of the Transferred Equity Interests;

d)	the Target Company shall submit all necessary filings with the relevant PRC Governmental Authorities to effect the change of shareholders and update the business license and articles of association accordingly;

e)	the Sellers shall deliver a certificate, executed by each Seller, certifying as to the satisfaction of the conditions set forth in Sections 7.1 and 7.2; and

f)	the Sellers and the Target Company shall deliver such other documents and instruments as the Buyer may reasonably request to consummate the transactions contemplated by this Agreement.

3.3 Closing Deliveries by the Buyer and Buyer’s Affiliate. At the Closing:

a)	the Buyer shall issue and allot the Consideration Shares to the respective Sellers and shall update its share register accordingly;

b)	the Buyer shall deliver evidence reasonably satisfactory to the Sellers that the Consideration Shares have been duly issued and are registered in the name of each respective Seller;

c)	the Buyer shall deliver a certificate, executed by a duly authorized officer of the Buyer, certifying as to the satisfaction of the conditions set forth in Sections 7.3 and 7.4; and

d)	the Buyer and Buyer’s Affiliate shall deliver such other documents and instruments as the Sellers may reasonably request to consummate the transactions contemplated by this Agreement.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE SELLERS AND THE TARGET COMPANY

Each Seller and the Target Company, jointly and severally, represents and warrants to the Buyer as of the date hereof and as of the Closing Date as follows:

4.1 Organization and Good Standing.

a)	Each Seller is a company duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation.

b)	The Target Company is a limited liability company duly established, validly existing and in good standing under the laws of the PRC. The Target Company has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as currently conducted.

4.2 Authorization; Enforceability. Each Seller and the Target Company has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement by each Seller and the Target Company have been duly authorized by all necessary corporate action. This Agreement has been duly executed and delivered by each Seller and the Target Company and constitutes a legal, valid and binding obligation of each Seller and the Target Company, enforceable against each of them in accordance with its terms.

4.3 Capitalization of Target Company.

a)	The registered capital of the Target Company is RMB 10,000,000, which has not been fully paid up.

b)	The equity interests of the Target Company are held by the Individual Shareholders in the proportions set forth in the Recitals, free and clear of all Liens.

c)	There are no outstanding options, warrants, convertible securities or other rights, agreements, arrangements or commitments of any character relating to the equity interests of the Target Company or obligating the Target Company to issue or sell any equity interests.

4.4 Capitalization of Star Touch Cayman and Star Touch HK.

a)	Star Touch Cayman is a company duly incorporated, validly existing and in good standing under the laws of the Cayman Islands. The Sellers collectively hold 100% of the issued and outstanding shares of Star Touch Cayman, free and clear of all Liens.

b)	Star Touch HK is a company duly incorporated, validly existing and in good standing under the laws of Hong Kong. Star Touch Cayman holds 100% of the issued and outstanding shares of Star Touch HK, free and clear of all Liens.

4.5 No Conflicts; Consents. The execution, delivery and performance of this Agreement by each Seller and the Target Company do not and will not: (i) violate or conflict with the articles of association or similar organizational documents of such Seller or the Target Company; (ii) violate any law, regulation, judgment, order or decree applicable to such Seller or the Target Company; or (iii) result in a breach of, or constitute a default under, any material contract to which such Seller or the Target Company is a party. No consent, approval, authorization or order of, or filing with, any Governmental Authority or other Person is required in connection with the execution, delivery and performance of this Agreement by each Seller and the Target Company, except for the PRC regulatory filings set forth in Section 3.2(4).

4.6 Financial Statements. The Target Company has delivered to the Buyer its unaudited financial statements for the fiscal years ended December 31, 2023, December 31, 2024 and December 31, 2025 (collectively, the “Financial Statements”). The Financial Statements have been prepared in accordance with [PRC GAAP / IFRS] consistently applied and fairly present, in all material respects, the financial condition and results of operations of the Target Company as of the dates and for the periods indicated therein.

4.7 Absence of Undisclosed Liabilities. The Target Company has no material liabilities, whether accrued, absolute, contingent or otherwise, except for: (i) liabilities reflected or reserved against in the Financial Statements; and (ii) liabilities incurred in the ordinary course of business since the date of the most recent Financial Statements.

4.8 Absence of Certain Changes. Since the date of the most recent Financial Statements, there has not been any Material Adverse Effect, and the Target Company has conducted its business in the ordinary course consistent with past practice.

4.9 Compliance with Laws. The Target Company is, and has been at all times since its incorporation, in compliance in all material respects with all applicable laws, regulations and orders of all Governmental Authorities.

4.10 Intellectual Property. The Target Company owns or has valid licenses to use all material intellectual property rights necessary for the conduct of its business as currently conducted, free and clear of all Liens. To the Knowledge of the Sellers, the conduct of the Target Company’s business does not infringe, misappropriate or violate any intellectual property rights of any third party.

4.11 Material Contracts. Schedule 4.11 sets forth a true and complete list of all material contracts to which the Target Company is a party. Each such material contract is in full force and effect and is a legal, valid and binding obligation of the Target Company, and neither the Target Company nor, to the Knowledge of the Sellers, any other party thereto is in material breach or default thereunder.

4.12 Litigation. There is no action, suit, proceeding, claim or investigation pending or, to the Knowledge of the Sellers, threatened against or affecting the Target Company or any of its assets, before any Governmental Authority.

4.13 Taxes. The Target Company has timely filed all material tax returns required to be filed by it and has paid all material taxes shown as due on such returns. There are no material tax liens on any of the assets of the Target Company.

4.14 Employees and Labor Matters. The Target Company is in compliance in all material respects with all applicable labor and employment laws. There are no labor disputes, strikes or work stoppages pending or, to the Knowledge of the Sellers, threatened against the Target Company.

4.15 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of any Seller or the Target Company.

4.16 Full Disclosure. No representation or warranty by any Seller or the Target Company in this Agreement, and no statement contained in any schedule or certificate delivered pursuant hereto, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

4.17 Securities Matters; Compliance with Regulation S.

(a) Non-U.S. Person; Offshore Transaction. Such Seller is not a “U.S. person” (as defined in Rule 902(k) of Regulation S under the Securities Act (“Regulation S”)) and is not acquiring the Consideration Shares for the account or benefit of any U.S. person. At the time the offer of the Consideration Shares was made to such Seller, and as of the date such Seller executes this Agreement and as of the Closing, such Seller was and will be located outside the United States, and the Consideration Shares are being acquired in an “offshore transaction” (as defined in Rule 902(h) of Regulation S).

(b) No Directed Selling Efforts; No General Solicitation. Such Seller is not acquiring the Consideration Shares as a result of any “directed selling efforts” (as defined in Rule 902(c) of Regulation S) or any form of general solicitation or general advertising, including any advertisement, article, notice or other communication published in any newspaper, magazine or similar media, broadcast over television, radio or the internet, or any seminar or meeting whose attendees were invited by general solicitation or advertising.

(c) Investment Intent. Such Seller is acquiring the Consideration Shares for its own account, for investment purposes only, and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act or any applicable state or foreign securities laws.

(d) Restricted Securities; Transfer Restrictions. Such Seller understands that the Consideration Shares are “restricted securities” that have not been registered under the Securities Act or any state securities laws, are being issued in reliance upon the exemption from registration provided by Regulation S, and may not be offered, sold, pledged or otherwise transferred except (i) in accordance with Regulation S, (ii) pursuant to an effective registration statement under the Securities Act, or (iii) pursuant to an available exemption from registration, and in each case in compliance with all applicable state and foreign securities laws.

(e) Distribution Compliance Period; No Hedging. During the applicable “distribution compliance period” (as defined in Rule 902(f) of Regulation S), such Seller will not engage in any hedging transactions with respect to the Consideration Shares unless in compliance with the Securities Act, and will not resell or otherwise transfer the Consideration Shares except in accordance with Regulation S, pursuant to an effective registration statement under the Securities Act, or pursuant to an available exemption from registration.

(f) Legends. Such Seller acknowledges and agrees that the Consideration Shares (and any certificate or book-entry position representing them) will bear a customary restrictive legend to the effect that the Consideration Shares have not been registered under the Securities Act, were issued pursuant to Regulation S, and are subject to the restrictions on transfer described therein, and that the Buyer may make a notation in its records and instruct its transfer agent in order to implement such transfer restrictions.

(g) Sophistication; Reliance. Such Seller has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of acquiring the Consideration Shares, has had the opportunity to obtain such information and to ask questions of the Buyer as it deemed necessary, has not relied on the Buyer for any legal, tax, accounting or investment advice, and acknowledges that the Buyer is relying upon the truth and accuracy of the representations in this Section 4.17 in determining the availability of the exemption from registration under Regulation S.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE BUYER AND BUYER’S AFFILIATE

The Buyer and Buyer’s Affiliate, jointly and severally, represent and warrant to the Sellers as of the date hereof and as of the Closing Date as follows:

5.1 Organization and Good Standing.

a)	The Buyer is a company duly incorporated, validly existing and in good standing under the laws of the Cayman Islands.

b)	Buyer’s Affiliate is a limited liability company duly established, validly existing and in good standing under the laws of the PRC.

5.2 Authorization; Enforceability. The Buyer and Buyer’s Affiliate have all requisite power and authority to execute and deliver this Agreement and to perform their respective obligations hereunder. The execution, delivery and performance of this Agreement by the Buyer and Buyer’s Affiliate have been duly authorized by all necessary corporate action. This Agreement has been duly executed and delivered by the Buyer and Buyer’s Affiliate and constitutes a legal, valid and binding obligation of the Buyer and Buyer’s Affiliate, enforceable against each of them in accordance with its terms.

5.3 Capitalization of the Buyer. The authorized capital stock of the Buyer consists of 600,000,000 Class A ordinary shares, par value $0.0015 per share, and 80,000,000 Class B ordinary shares, par value $0.0015 per share. As of the date hereof, 1,791,663 Class A ordinary shares and 163,334 Class B ordinary shares are issued and outstanding. The Consideration Shares, when issued and delivered in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and non-assessable, and will be free and clear of all Liens (other than restrictions on transfer arising under applicable securities laws).

5.4 No Conflicts; Consents. The execution, delivery and performance of this Agreement by the Buyer and Buyer’s Affiliate do not and will not: (i) violate or conflict with the memorandum and articles of association of the Buyer or the articles of association of Buyer’s Affiliate; (ii) violate any law, regulation, judgment, order or decree applicable to the Buyer or Buyer’s Affiliate; or (iii) result in a breach of, or constitute a default under, any material contract to which the Buyer or Buyer’s Affiliate is a party.

5.5 SEC Filings; Financial Statements. The Buyer has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC since 2023. Such filings, as of their respective dates, complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

5.6 Nasdaq Listing. The Class A ordinary shares of the Buyer are listed on the Nasdaq. The Buyer is in compliance in all material respects with the applicable listing rules of Nasdaq.

5.7 Litigation. There is no action, suit, proceeding, claim or investigation pending or, to the Knowledge of the Buyer, threatened against or affecting the Buyer or Buyer’s Affiliate before any Governmental Authority that would reasonably be expected to have a material adverse effect on the ability of the Buyer or Buyer’s Affiliate to consummate the transactions contemplated by this Agreement.

5.8 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Buyer or Buyer’s Affiliate.

5.9 Regulation S Matters. The Buyer is a “foreign issuer” (as defined in Rule 902(e) of Regulation S) and reasonably believes it qualifies as such. Neither the Buyer nor any of its affiliates, nor any person acting on its or their behalf, has engaged or will engage in any “directed selling efforts” (as defined in Rule 902(c) of Regulation S) in the United States with respect to the Consideration Shares, or in any form of general solicitation or general advertising in connection with the offer and issuance of the Consideration Shares. Assuming the accuracy of the Sellers’ representations in Section 4.17, the offer and issuance of the Consideration Shares to the Sellers is exempt from the registration requirements of the Securities Act pursuant to Regulation S.

ARTICLE VI

REGISTRATION RIGHTS

6.1 Registration Rights. The Buyer shall, within two (2) months following the issuance of the Consideration Shares to the Sellers at the Closing, prepare and file with the SEC a registration statement on Form F-1 or Form F-3 or such other form as the Buyer may determine (the “Registration Statement”) registering the resale of the Consideration Shares under the Securities Act.

6.2 Registration Expenses. All expenses incurred in connection with the filing and effectiveness of the Registration Statement, including all registration, filing and NASDAQ fees, fees and disbursements of counsel for the Buyer, fees and disbursements of the Buyer’s independent public accountants and printing expenses, shall be borne by the Buyer.

6.3 Cooperation. Each Seller shall furnish to the Buyer such information regarding such Seller and its ownership of the Consideration Shares as the Buyer may reasonably request in connection with the preparation and filing of the Registration Statement.

6.4 Effectiveness. The Buyer shall use its commercially reasonable efforts to cause the Registration Statement to be declared effective by the SEC as promptly as practicable after the filing thereof.

ARTICLE VII CONDITIONS TO CLOSING

7.1 Conditions to Obligations of the Buyer. The obligations of the Buyer and Buyer’s Affiliate to consummate the Closing are subject to the satisfaction (or waiver in writing by the Buyer) of each of the following conditions:

a)	the representations and warranties of the Sellers and the Target Company set forth in Article IV shall be true and correct in all material respects as of the date hereof and as of the Closing Date (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such date);

b)	each Seller and the Target Company shall have performed and complied in all material respects with all covenants and agreements required to be performed or complied with by it under this Agreement at or prior to the Closing;

c)	no Material Adverse Effect shall have occurred and be continuing;

d)	all necessary corporate approvals and third-party consents required to consummate the transactions contemplated by this Agreement shall have been obtained;

e)	all PRC regulatory filings required to effect the transfer of the Transferred Equity Interests shall have been completed, including but not limited to the update of the Target Company’s business license with the relevant market supervision administration;

f)	the Buyer shall have received a certificate signed by a duly authorized officer of the Target Company certifying as to the matters set forth in Sections 7.1(1) and 7.1(2); and

g)	the Buyer shall have completed its legal, financial and business due diligence investigation of the Target Company, the results of which shall be reasonably satisfactory to the Buyer.

7.2 Additional Conditions to Obligations of the Buyer. The obligations of the Buyer to consummate the Closing are further subject to the satisfaction (or waiver in writing by the Buyer) of the following conditions:

a)	the Consideration Shares shall have been approved for listing on Nasdaq, subject to official notice of issuance; and

b)	no order, injunction or decree issued by any Governmental Authority of competent jurisdiction shall be in effect that prohibits the consummation of the transactions contemplated by this Agreement.

7.3 Conditions to Obligations of the Sellers. The obligations of the Sellers to consummate the Closing are subject to the satisfaction (or waiver in writing by the Sellers) of each of the following conditions:

a)	the representations and warranties of the Buyer and Buyer’s Affiliate set forth in Article V shall be true and correct in all material respects as of the date hereof and as of the Closing Date (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such date);

b)	the Buyer and Buyer’s Affiliate shall have performed and complied in all material respects with all covenants and agreements required to be performed or complied with by them under this Agreement at or prior to the Closing;

c)	the Sellers shall have received a certificate signed by a duly authorized officer of the Buyer certifying as to the matters set forth in Sections 7.3(1) and 7.3(2); and

d)	no order, injunction or decree issued by any Governmental Authority of competent jurisdiction shall be in effect that prohibits the consummation of the transactions contemplated by this Agreement.

ARTICLE VIII

COVENANTS

8.1 Conduct of Business Prior to Closing. From the date hereof until the Closing Date, except as otherwise consented to in writing by the Buyer (which consent shall not be unreasonably withheld, conditioned or delayed), the Sellers shall cause the Target Company to:

a)	conduct its business in the ordinary course consistent with past practice;

b)	use commercially reasonable efforts to preserve intact its business organization, keep available the services of its current employees and preserve its relationships with customers, suppliers and other Persons with which it has business dealings;

c)	not declare, set aside or pay any dividend or other distribution (whether in cash, stock or property) with respect to its equity interests;

d)	not issue, sell or otherwise dispose of any equity interests or any options, warrants or other rights to acquire any equity interests;

e)	not incur any material indebtedness for borrowed money;

f)	not sell, transfer, lease or otherwise dispose of any material assets;

g)	not enter into any material contract outside the ordinary course of business; and

h)	not amend its articles of association.

8.2 Access and Information. From the date hereof until the Closing Date, the Sellers shall, and shall cause the Target Company to, afford the Buyer and its representatives reasonable access, during normal business hours and upon reasonable advance notice, to the properties, books, records, contracts and personnel of the Target Company for the purpose of completing the Buyer’s due diligence investigation.

8.3 Reasonable Best Efforts. Each Party shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the transactions contemplated by this Agreement as promptly as practicable.

8.4 No Board Seat; No Participation in Operations. The Parties acknowledge and agree that:

a)	neither the Buyer nor Buyer’s Affiliate shall be entitled to designate or appoint any director or observer to the board of directors of the Target Company;

b)	neither the Buyer nor Buyer’s Affiliate shall participate in the day-to-day operation or management of the Target Company; and

c)	the Buyer and Buyer’s Affiliate shall have the right to access information regarding the operational and financial condition of the Target Company in accordance with applicable PRC laws and regulations and the articles of association of the Target Company.

8.5 Confidentiality. Each Party shall keep confidential all non-public information received from the other Parties in connection with this Agreement and the transactions contemplated hereby, except as required by applicable law or regulation or as necessary to consummate the transactions contemplated hereby.

ARTICLE IX

INDEMNIFICATION

9.1 Indemnification by the Sellers. Subject to the limitations set forth in this Article IX, each Seller shall, severally (and not jointly), indemnify, defend and hold harmless the Buyer, Buyer’s Affiliate and their respective Affiliates, directors, officers, employees and agents (collectively, the “Buyer Indemnitees”) from and against any and all losses, damages, liabilities, deficiencies, claims, actions, judgments, settlements, interest, awards, penalties, fines, costs or expenses of whatever kind, including reasonable attorneys’ fees, fees of experts and the costs of enforcing any right under this Agreement and the cost of pursuing any insurance providers (collectively, “Losses”), arising out of or resulting from:

a)	any breach of any representation or warranty made by such Seller or the Target Company in this Agreement;

b)	any breach of any covenant or agreement of such Seller or the Target Company contained in this Agreement; or

c)	any fraud or intentional misrepresentation by such Seller.

9.2 Indemnification by the Buyer. Subject to the limitations set forth in this Article IX, the Buyer shall indemnify, defend and hold harmless each Seller and its respective Affiliates, directors, officers, employees and agents (collectively, the “Seller Indemnitees”) from and against any and all Losses arising out of or resulting from:

a)	any breach of any representation or warranty made by the Buyer or Buyer’s Affiliate in this Agreement;

b)	any breach of any covenant or agreement of the Buyer or Buyer’s Affiliate contained in this Agreement; or

c)	any fraud or intentional misrepresentation by the Buyer.

9.3 Survival. The representations and warranties contained in this Agreement shall survive the Closing for a period of twenty-four (24) months following the Closing Date; provided, however, that the fundamental representations and warranties set forth in Sections 4.1, 4.2, 4.3, 4.4, 5.1, 5.2 and 5.3 (the “Fundamental Representations”) shall survive the Closing until the expiration of the applicable statute of limitations.

9.4 Limitations.

a)	Basket. No Seller shall have any liability under Section 9.1(1) unless and until the aggregate amount of all Losses exceeds USD 250,000 (the “Basket”), in which case the Sellers and the Individual Shareholders shall be liable for the full amount of such Losses (including the amount of the Basket).

b)	Cap. The aggregate liability of all Sellers under Section 9.1(1) shall not exceed an amount equal to one hundred percent (100%) of the aggregate value of the Consideration Shares (the “Cap”); provided, however, that the Cap shall not apply to Losses arising out of or resulting from fraud or intentional misrepresentation or from breaches of Fundamental Representations.

ARTICLE X

GOVERNING LAW AND DISPUTE RESOLUTION

10.1 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction).

10.2 Dispute Resolution. Any dispute, controversy or claim arising out of or relating to this Agreement, or the breach, termination or invalidity thereof, shall be finally settled by arbitration administered by the Hong Kong International Arbitration Centre (“HKIAC”) under the HKIAC Administered Arbitration Rules in effect at the time of the arbitration, which rules are deemed to be incorporated by reference into this Section 10.2. The seat of arbitration shall be Hong Kong. The number of arbitrators shall be three. The language of the arbitration shall be English. The award of the arbitral tribunal shall be final and binding upon the Parties.

ARTICLE XI

MISCELLANEOUS

11.1 Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by email of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or (d) on the third (3rd) day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 11.1):

If to the Buyer:

Global Mofy AI Limited
[3-212 Governors Square 23 Lime Tree Bay Avenue P.O. Box 30746, Seven Mile Beach

Grand Cayman KY1-1203 Cayman Islands]
Attention: [   ]
Email: [   ]

with a copy (which shall not constitute notice) to:

[   ]
Attention: [   ]
Email: [   ]

If to Buyer’s Affiliate:

Beijing Global Mofy Technology Co., Ltd.
[Room 268, 2nd Floor, Building 9, Courtyard 9, South Linhe Avenue, Renhe Town,

Shunyi District, Beijing, PRC]
Attention: [   ]
Email: [   ]

If to any Seller:

c/o [   ]
Attention: [   ]
Email: [   ]

If to the Target Company:

Star Touch (Beijing) Technology Co., Ltd.
[   ]
Attention: [   ]
Email: [   ]

11.2 Entire Agreement. This Agreement, together with all schedules and exhibits hereto, constitutes the sole and entire agreement of the Parties with respect to the subject matter contained herein and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to such subject matter.

11.3 Amendments and Waivers. No amendment to, or waiver of, any provision of this Agreement shall be effective unless it is in writing and signed by each Party (or, in the case of a waiver, by the Party waiving its rights). No waiver by any Party of any of the provisions hereof shall be deemed a waiver of any other provision hereof, nor shall any such waiver be deemed a continuing waiver.

11.4 Assignment. No Party may assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of the other Parties; provided, however, that the Buyer may assign its rights and delegate its obligations under this Agreement to any of its Affiliates without the consent of the Sellers, provided that the Buyer shall remain liable for all obligations of such Affiliate.

11.5 Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

11.6 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

11.7 Specific Performance. The Parties acknowledge and agree that monetary damages may not provide a sufficient remedy for breach of this Agreement and that, in the event of any such breach or threatened breach, the non-breaching Party shall be entitled to seek equitable relief, including injunctive relief and specific performance, without the requirement of posting a bond or proving actual damages.

11.8 Expenses. Except as otherwise expressly provided herein, each Party shall bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

11.9 Further Assurances. Each Party shall execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement.

IN WITNESS WHEREOF, the Parties have executed and delivered this Share Exchange and Investment Agreement as of the date first written above.

GLOBAL MOFY AI LIMITED

By:	/s/ Haogang Yang
Name:	Haogang Yang
Title:	CEO and Director

IN WITNESS WHEREOF, the Parties have executed and delivered this Share Exchange and Investment Agreement as of the date first written above.

BEIJING GLOBAL MOFY TECHNOLOGY CO., LTD.

By:	/s/ Haogang Yang
Name:	Haogang Yang
Title:	Director

IN WITNESS WHEREOF, the Parties have executed and delivered this Share Exchange and Investment Agreement as of the date first written above.

AUT WIND INVESTMENT LIMITED

By:	/s/ Qiufeng Shan
Name:	Qiufeng Shan
Title:	Director

IN WITNESS WHEREOF, the Parties have executed and delivered this Share Exchange and Investment Agreement as of the date first written above.

VAST STAR INVESTMENT LIMITED

By:	/s/ Gaopeng Ji
Name:	Gaopeng Ji
Title:	Director

IN WITNESS WHEREOF, the Parties have executed and delivered this Share Exchange and Investment Agreement as of the date first written above.

COBALT FIELDS GROUP LIMITED

By:	/s/ Guanglian Zhang
Name:	Guanglian Zhang
Title:	Director

IN WITNESS WHEREOF, the Parties have executed and delivered this Share Exchange and Investment Agreement as of the date first written above.

QUASAR GROVE LIMITED

By:	/s/ Peng Wang
Name:	Peng Wang
Title:	Director

IN WITNESS WHEREOF, the Parties have executed and delivered this Share Exchange and Investment Agreement as of the date first written above.

STELLA ARC HOLDINGS LIMITED

By:	/s/ Xiaowei Gong
Name:	Xiaowei Gong
Title:	Director

IN WITNESS WHEREOF, the Parties have executed and delivered this Share Exchange and Investment Agreement as of the date first written above.

STAR TOUCH AI LIMITED

By:	/s/ Qiufeng Shan
Name:	Qiufeng Shan
Title:	Director

IN WITNESS WHEREOF, the Parties have executed and delivered this Share Exchange and Investment Agreement as of the date first written above.

STAR TOUCH HONG KONG TECHNOLOGY CO., LIMITED

By:	/s/ Qiufeng Shan
Name:	Qiufeng Shan
Title:	Director

IN WITNESS WHEREOF, the Parties have executed and delivered this Share Exchange and Investment Agreement as of the date first written above.

智星触控（北京）科技有限公司
(STAR TOUCH (BEIJING) TECHNOLOGY CO., LTD.)

By:	/s/ Qiufeng Shan
Name:	Qiufeng Shan
Title:	Director